EXHIBIT 99.1

LOAN AGREEMENT

LOAN AGREEMENT, dated as of March 9, 2007, between Mitchell Maxwell., having an address at 1 Byrne Lane, Apt 6, Tenafly, NJ 07670 (hereinafter referred to as the "Lender"), and Sibling Theatricals, Inc., having an address at 511 W 25th St, Ste 503, NY, NY 10001 (hereinafter referred to as the "Borrower").

W I T N E S S E T H

WHEREAS, the Borrower has requested the Lender to loan in cash the principal amount of One Hundred Fifty Thousand Dollars ($150,000.00), for use in the Borrower's business activities; and

WHEREAS, the Lender is willing to provide such loan.

NOW THEREFORE, in consideration of the premises and the covenants and conditions herein contained, it is mutually agreed between the parties as follow

1.

        THE LOAN. Subject to the terms and conditions of this Agreement, the Borrower agrees to pay the full principal amount of the loan within six months (6) from the date of this capital agreement, unless pre-paid earlier in accordance to the terms of this Agreement.

2.

        THE NOTE. The Loan hereunder shall be evidenced by a promissory note substantially in the form attached hereto (the "Note"). The Note shall (a) be payable to the order of the Lender in the principal amount of One Hundred Fifty Thousand Dollars ($150,000.00), (b) be dated the date on which the Loan is made, (c) bear an annual interest rate of eight (8.00%) percent.

3.	DEFAULT. If any principal or interest is outstanding upon after the loan is due, then the Lender shall seek repayment from any other source including: other assets of the Borrower.
4.

        INTEREST. The Loan shall bear the interest rate of eight (8.00%) Percent on a 360 day year. Interest shall be paid at the time of repayment, but any accrued interest shall be deemed paid first prior to the repayment of outstanding principal.

5.

        PREPAYMENT. The Borrower may prepay the Note at any time in whole or in part without penalty or premium of any kind. The indebtedness represented by the Note shall be payable upon demand if the Borrower shall fail to pay any amount hereunder within fifteen (15) days when due. The indebtedness represented by this Note shall become immediately due and payable without the requirement of notice or passage of time upon the voluntary or involuntary bankruptcy, insolvency, or similar event with respect to the Borrower. All payments hereunder shall be made by the Borrower's check delivered to the Lender.

6.	USE OF PROCEEDS. The Borrower shall first use the proceeds to maintain normal, continuing operations and for any legal purpose deemed appropriate by the Lender provided.
7.

        MISCELLANEOUS. No provision of this Agreement or the Note shall be waived, amended or supplemented, except by a written instrument executed by the Lender and the Borrower. This Agreement shall be governed by and construed under the laws of the State of New York. The Borrower shall pay the reasonable costs and expenses of the Lender for any action brought to enforce the collection of the Loan.

IN WITNESS WHEREOF, the Lender and the Borrower have caused this Agreement to be duly executed and delivered as of the date first above written.

LENDER:	BORROWER:
Mitchell Maxwell	Sibling Theatricals, Inc.

/s/ Mitchell Maxwell	/s/ Will Plon
Mitchell Maxwell	William Plon
Its: CFO

PROMISSORY NOTE

One Hundred Fifty Thousand Dollars ($150,000.00)	March 9, 2007

FOR VALUE RECEIVED, Sibling Theatricals, Inc. (the "Borrower"), by this promissory note (the "Note") unconditionally promises to pay to the order of Mitchell Maxwell (the "Lender"), in the manner set forth in the Loan Agreement referred to below (the "Loan Agreement"), the principal sum of One Hundred Fifty Thousand Dollars ($150,000.00), in lawful money of the United States of America as provided for the Loan Agreement.

This Note is the Note referred to in the Loan Agreement dated as of March 9, 2007 between the Borrower and the Lender and, is subject to prepayment as provided therein, and the holder is entitled to the benefits thereof.

All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

THIS NOTE HAS BEEN DELIVERED IN NEW YORK, NEW YORK AND SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

BORROWER
Sibling Theatricals, Inc.

By:	__________________________
William Plon

Its:	CFO